Exhibit 99.1

VITAMIN SHOPPE, INC.
300 Harmon Meadow Blvd Secaucus, NJ 07094 (201) 868-5959 www.vitaminshoppe.com	NEWS RELEASE

Vitamin Shoppe, Inc. Announces First Quarter 2019 Results

First Quarter 2019 Highlights:

- Gross Profit Margin Increases 200 basis points

- Total Comparable Sales (3.5%)

- GAAP net earnings per share from continuing operations of $0.15. Adjusted net earnings per share from continuing operations of $0.21

SECAUCUS, N.J. May 8, 2019 -- Vitamin Shoppe, Inc. (NYSE: VSI), an omni-channel, specialty retailer of nutritional products, today announced preliminary results for the three months ended March 30, 2019. Reported net earnings per share (EPS) from continuing operations in first quarter 2019 was $0.15, compared to EPS from continuing operations of $0.41 in the same period of the prior year. Excluding special items in both first quarter 2019 and first quarter 2018 as shown in Table 4 at the end of this press release, EPS from continuing operations was $0.21 in first quarter 2019 compared with $0.10 in first quarter 2018.
Commenting on the quarter’s results, Sharon Leite, Chief Executive Officer stated, “Our first quarter results were in line with our expectations and reflect continued progress on executing our reinvention plan and re-building our business. During the quarter, we made significant progress across a number of initiatives to better position the Vitamin Shoppe in the second half of the year and beyond. Importantly, we are encouraged by the progress we are making on our strategic initiatives, growing our private brands business, expanding into a wholesale model, improving our execution while reducing our costs.”
“With our new leadership team in place, we are taking bold steps to meet our customers’ needs and accelerating our strategic initiatives to realize our most attractive opportunities. We remain focused on driving efficiencies through productivity and making disciplined investment decisions to drive growth. While there is still more work to do, we remain confident that we have the right plans in place and are committed to advancing our strategy to regain top-line growth and grow profitability. As we continue our turnaround efforts, we remain focused on delivering our full-year outlook,” concluded Ms. Leite.
First Quarter 2019 Results
Total sales of $283.3 million in the quarter were 4.3% lower than the same period of the prior year. Total comparable sales were down 3.5% in the quarter. The Company closed five stores in the quarter and did not open any new ones.
Cost of goods sold, which includes product, distribution and store occupancy costs, were $188.5 million, 7.1% lower than the same period of the prior year, primarily attributable to product margin improvement. First quarter 2018 included $1.7 million in net expenses related to the closure of the New Jersey distribution center.

Gross profit was $94.8 million, up from $93.1 million reported in first quarter 2018. Reported gross profit as a percentage of net sales was 33.5% in first quarter 2019, compared to 31.5% in the same period of 2018. Excluding the special items shown in Table 4 at the end of this press release, gross profit was $94.9 million in first quarter 2019 and as a percentage of sales was 33.5% compared to gross profit of $94.8 million and gross margin rate of 32.0% in first quarter 2018. The first quarter 2019 year-over-year increase was primarily due to improvements in product margin and supply chain leverage partially offset by deleverage in occupancy.
Selling, general and administrative expenses (SG&A), including operating payroll and related benefits and advertising expense, was $88.5 million for the quarter ended March 30, 2019, compared with $89.3 million for the quarter ended March 31, 2018. First quarter 2019 includes approximately $1.9 million for management realignment and store closing expenses, while first quarter 2018 includes $0.6 million primarily associated with the closing of the New Jersey distribution center. SG&A as a percent of revenue was 31.2% in first quarter 2019 compared with 30.2% in first quarter 2018. Adjusted for the items mentioned above and shown in Table 4, for both years, SG&A as a percentage of sales was 30.6% compared to 29.9% in first quarter 2018.
Adjusted EBITDA in first quarter 2019 was $18.2 million, 9.1% above the same period of the prior year. (Refer to Table 5 at the end of this press release for a GAAP reconciliation.)
Operating income in first quarter 2019 was $6.3 million compared to $3.8 million in the same period of the prior year. Adjusted for the items noted in Table 4 for both first quarters 2019 and 2018, adjusted operating income was $8.3 million in first quarter 2019 compared with adjusted operating income of $6.2 million in first quarter 2018. (Refer to Table 4 at the end of this press release for a reconciliation.)
Reported net income from continuing operations was $3.5 million for first quarter 2019 compared to net income from continuing operations of $9.7 million in the same period of the prior year. Adjusting for the items shown in Table 4 for the periods ended March 30, 2019 and March 31, 2018, net income would have been $5.0 million and $2.3 million, respectively.
Reported earnings per share was $0.15 in first quarter 2019, compared to a loss per share of $0.17 in first quarter 2018. Earnings per share from continuing operations were $0.15 in first quarter 2019 compared to $0.41 in first quarter 2018. Earnings per share from continuing operations on an adjusted basis (for the items described in Table 4) in first quarter 2019, was $0.21 compared to $0.10 in first quarter 2018.
Balance Sheet
Cash and equivalents at March 30, 2019 were $1.6 million. At quarter end, the Company had a convertible notes liability with a total face value of $60.4 million and nothing borrowed on its revolving line of credit.
The key impacts to the balance sheet from the adoption of Accounting Standards Update 2016-02 (Accounting for Leases) effective December 30, 2018, resulted in $446 million of right-of-use assets as of March 30, 2019 and short-term and long-term lease liabilities of $97 million and $390 million, respectively.
Capital expenditures were $4.4 million in the quarter with funds primarily expended on IT and other digital investments.
2019 Outlook
Based on first quarter performance, the Company is updating total comparable sales guidance for 2019. All other guidance for the key levers that drive the business are unchanged. The Company expects:

•	Full year comparable sales of negative mid to low single digits

•	Reported full year gross margin rate of 31.7% to 32.2%.

•	Adjusted EBITDA of $62 million to $65 million.

•	Estimated combined Federal, State and Local tax rate of 28%.

•	Full year capital expenditures of approximately $33 million, and includes the opening of approximately 10 new stores.

•	Closing approximately 60 to 80 stores over next three years
Non-GAAP Financial Measures
Adjusted information is non-GAAP financial information. These supplemental non-GAAP measures should not be considered superior to, or a substitute for, and should be considered in conjunction with the GAAP financial measures presented. The Company believes such non-GAAP financial information facilitates analysis and comparisons of our ongoing business operations because it excludes items that may not be indicative of, or are unrelated to the Company’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying business. These adjustments are consistent with how management views our business. Management uses such non-GAAP financial information in making financial, operating and planning decisions and evaluating the Company’s ongoing performance. A reconciliation of adjusted financial information to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in Tables 4 and 5.
The Company defines Adjusted EBITDA as EBITDA (net income before interest expense, net, provision for income taxes, depreciation and amortization), as further adjusted to exclude the effects of certain income and expense items that management believes make it more difficult to assess the Company's actual operating performance including certain items which are generally non-recurring.  The Company has excluded the impact of such items from internal performance assessments.  The Company believes that excluding such items helps investors compare operating performance with the results in prior periods.  The Company believes it is appropriate to exclude these items as they are not related to ongoing operating performance and, therefore, limit comparability between periods. (See Table 5 for a reconciliation of 1Q19 and 1Q18 Adjusted EBITDA.)
A reconciliation of the projected Adjusted EBITDA which is a forward-looking non-GAAP financial measure, to projected net income is not provided because the company is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the individual items that are added to, or subtracted from, net income in order to derive Adjusted EBITDA.
Webcast
Management will host a conference call to discuss the first quarter 2019 results at 8:30 a.m. Eastern Time (ET) today. The call can be accessed by dialing 1-888-394-8218 or 1-323-701-0225 for international callers. The passcode is 7183793. Interested investors and other parties may also listen to the simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company's website at www.vitaminshoppe.com. A telephonic replay will be available beginning at 11:30 a.m. ET on May 8, 2019 and can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 for international callers. The passcode for the replay is 7183793. The telephonic replay will be available until 11:59 p.m. ET on May 15, 2019. The webcast will also be archived on the company’s website at www.vitaminshoppe.com in the investor relations section.

About the Vitamin Shoppe, Inc. (NYSE:VSI)
Vitamin Shoppe is an omni-channel, specialty retailer of nutritional products based in Secaucus, New Jersey. In its stores and on its website, the Company carries a comprehensive retail assortment including: vitamins, minerals, specialty supplements, herbs, sports nutrition, homeopathic remedies, green living products, and beauty aids. In addition to offering products from approximately 700 national brands, the Vitamin Shoppe also carries products under The Vitamin Shoppe®, BodyTech®, True Athlete®, MyTrition®, plnt®, ProBioCare®, and Next Step® brands. The Vitamin Shoppe conducts business through more than 750 company-operated retail stores under The Vitamin Shoppe and Super Supplements retail banners, and through its website, www.vitaminshoppe.com. Follow the Vitamin Shoppe on Facebook at http://www.facebook.com/THEVITAMINSHOPPE and on Twitter at http://twitter.com/VitaminShoppe.
Forward Looking Statements
This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, those that contain, or are identified by, words such as “outlook”, “guidance”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “predicts”, “intends”, “plans”, “estimates”, “anticipates”, “could” or the negative version of these words or other comparable words. These statements are subject to various risks and uncertainties, many of which are outside our control, including, among others, strength of the economy, changes in the overall level of consumer spending, the performance of the Company's products within the prevailing retail environment, implementation of our strategy, compliance with regulations, certifications and best practices with respect to the development, manufacture, sale and marketing of the Company's products, management changes, maintaining appropriate levels of inventory, changes in tax policy, ecommerce relationships, disruptions of manufacturing, warehouse or distribution facilities or information systems, regulatory environment and other specific factors discussed herein and in other Securities and Exchange Commission (the "SEC") filings by us (including our reports on Forms 10-K and 10-Q filed with the SEC). We believe that all forward-looking statements are based on reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes with certainty and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results may differ materially from anticipated results or outcomes discussed in any forward-looking statement.

CONTACTS:
Analysts and Investors:
Kathleen Heaney
646-912-3844 OR 201-552-6430
ir@vitaminshoppe.com

TABLE 1
VITAMIN SHOPPE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	March 30, 2019	March 31, 2018
Net sales	$283,332	$295,964
Cost of goods sold	188,514	202,853
Gross profit	94,818	93,111
Selling, general and administrative expenses	88,527	89,300
Income from operations	6,291	3,811
Gain on extinguishment of debt	—	12,502
Interest expense, net	1,066	2,441
Income before provision for income taxes	5,225	13,872
Provision for income taxes	1,728	4,215
Net income from continuing operations	3,497	9,657
Net loss from discontinued operations, net of tax	—	(13,516)
Net income (loss)	$3,497	$(3,859)

Weighted average common shares outstanding
Basic	23,553,099	23,294,227
Diluted	23,851,749	23,294,227

Net income from continuing operations per common share
Basic	$0.15	$0.41
Diluted	$0.15	$0.41

Net loss from discontinued operations per common share
Basic	$—	$(0.58)
Diluted	$—	$(0.58)

Net income (loss) per common share
Basic	$0.15	$(0.17)
Diluted	$0.15	$(0.17)

TABLE 2
VITAMIN SHOPPE, INC. AND SUBSIDIARY
KEY PERFORMANCE INDICATORS AND STORE INFO
($ in thousands)
(Unaudited)

	Three Months Ended
	March 30, 2019	March 31, 2018

Decrease in total comparable net sales	(3.5)%	(3.6)%

Gross profit from continuing operations as a percent of net sales	33.5%	31.5%
Income from continuing operations as a percent of net sales	2.2%	1.3%

Capital Expenditures	$4,395	$6,722
Depreciation and Amortization	$9,853	$11,247

Store Data:
Stores open at beginning of period	774	785
Stores opened	—	—
Stores closed	(5)	(2)
Stores open at end of period	769	783

Total retail square footage at end of period (in thousands)	2,686	2,730

TABLE 3
VITAMIN SHOPPE, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	March 30, 2019	December 29, 2018
ASSETS
Current assets:
Cash and cash equivalents	$1,642	$2,668
Inventories	190,954	189,273
Prepaid expenses and other current assets	29,081	27,921
Total current assets	221,677	219,862
Right-of-use assets	445,942	—
Property and equipment, net of accumulated depreciation and amortization of $319,720 and $312,977 in 2019 and 2018, respectively	116,325	123,002
Intangibles, net	11,136	11,088
Deferred taxes	31,594	31,659
Other long-term assets	3,364	2,468
Total assets	$830,038	$388,079

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving credit facility	$—	$—
Accounts payable	36,620	39,789
Accrued expenses and other current liabilities	60,007	65,508
Short-term lease liabilities	97,497	500
Total current liabilities	194,124	105,797
Long-term lease liabilities	390,340	934
Convertible notes, net	56,178	55,570
Deferred rent	—	37,034
Other long-term liabilities	408	403

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.01 par value; 250,000,000 shares authorized and no shares issued and outstanding at March 30, 2019 and December 29, 2018	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 24,389,426 shares issued and 24,087,459 shares outstanding at March 30, 2019 and 24,234,651 shares issued and 23,974,031 shares outstanding at December 29, 2018	244	242
Additional paid-in capital	86,568	85,853
Treasury stock, at cost; 301,967 shares at March 30, 2019 and 260,620 shares at December 29, 2018	(7,602)	(7,314)
Retained earnings	109,778	109,560
Total stockholders’ equity	188,988	188,341
Total liabilities and stockholders' equity	$830,038	$388,079

TABLE 4
VITAMIN SHOPPE, INC. AND SUBSIDIARY
SUPPLEMENTAL OPERATING DATA
(Unaudited)

Amounts in millions except per share data
Figures may not sum due to rounding
	Gross		Operating	Net	Diluted
Continuing Operations	Profit	SG&A	Income	Income	EPS

Three months ended March 30, 2019:
As Reported	$94.8	$88.5	$6.3	$3.5	$0.15
Management realignment costs (1)	—	(1.0)	1.0	0.7	0.03
Store closure costs (2)	0.1	(0.9)	1.0	0.7	0.03
As Adjusted	$94.9	$86.6	$8.3	$5.0	$0.21

Three months ended March 31, 2018:
As Reported	$93.1	$89.3	$3.8	$9.7	$0.41
Gain on extinguishment of debt (3)	—	—	—	(9.1)	(0.39)
Closing of distribution center (4)	1.7	(0.5)	2.2	1.6	0.07
Nutri-Force transaction (5)	—	(0.1)	0.1	0.1	—
As Adjusted	$94.8	$88.6	$6.2	$2.3	$0.10

(1) Costs related to management turnover, including severance charges and related professional fees.
(2) Store closure costs primarily include lease termination fees.
(3) Gain recognized on the repurchase of a portion of Convertible Notes, net of tax.
(4) Costs related to the closing of the North Bergen, New Jersey distribution center.
(5) Costs related to the pending sale of Nutri-Force.

TABLE 5
VITAMIN SHOPPE, INC. AND SUBSIDIARY
ADJUSTED EBITDA RECONCILIATION
(In thousands)
(Unaudited)

	Three Months Ended
	March 30, 2019	March 31, 2018
Net income from continuing operations	$3,497	$9,657

Additions:
Provision for income taxes	1,728	4,215
Interest expense, net	1,066	2,441
Depreciation and amortization	9,853	10,478

EBITDA	16,144	26,791

Adjustments:
Management realignment costs (1)	1,023	—
Store closure costs (2)	1,012	—
Gain on extinguishment of debt (3)	—	(12,502)
Distribution center closing costs (4)	—	2,240
Nutri-Force transaction (5)	—	129

Adjusted EBITDA	$18,179	$16,658

(1) Costs related to management turnover, including severance charges and related professional fees.
(2) Store closure costs primarily include lease termination fees.
(3) Gain recognized on the repurchase of a portion of Convertible Notes.
(4) Costs related to the closing of the North Bergen, New Jersey distribution center.
(5) Costs related to the pending sale of Nutri-Force.